11,000,000 Preferred Securities

                            CONSECO FINANCING TRUST I

                           (a Delaware business trust)

            9.16% Trust Originated Preferred Securitiessm ("TOPrSSM")

                    (Liquidation Amount of $25 Per Security)

                                PRICING AGREEMENT


MERRILL LYNCH & CO.                                            November 14, 1996
Merrill Lynch, Pierce, Fenner
         & Smith Incorporated as
         Representative of the several
         Underwriters named in the within-
         mentioned Underwriting Agreement
Merrill Lynch World Headquarters
World Financial Center
North Tower
New York, New York  10281

Ladies and Gentlemen:

         Reference is made to the Underwriting Agreement, dated November 14, 1996 (the "Underwriting Agreement"), relating to the purchase by the several Underwriters named in Schedule A thereto, for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Dean Witter Reynolds Inc., Donaldson, Lufkin & Jenrette Securities Corporation, PaineWebber Incorporated, Prudential Securities Incorporated and Sands Brothers & Co., Ltd. are acting as representatives (the "Representatives"), of the above 9.16% Trust Originated Preferred Securities (the "Preferred Securities"), of Conseco Financing Trust I, a Delaware business trust (the "Trust").

         Pursuant to Section 2 of  the  Underwriting Agreement,  the  Trust  and
Conseco,  Inc.  (the  "Company"),  an  Indiana  corporation,   agree  with  each
Underwriter as follows:

         1. The initial public offering price per security for the Preferred Securities, determined as provided in said Section 2, shall be $25.00.

         2. The purchase price per security for the Preferred Securities to be paid by the several Underwriters shall be $25.00, being an amount equal to the initial public offering price set forth above.

         3. The compensation to be paid by the Company to the several Underwriters in respect of their commitments hereunder shall be an amount in same day funds of $.7875 per Preferred Security.

_____________________________
SM       "Trust Originated Preferred Securities" and "TOPrS" are  service  marks of Merrill Lynch & Co. Inc.

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



         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Offerors in accordance with its terms.

                                          Very truly yours,

                                          CONSECO, INC.


                                         By: /s/ ROLLIN M. DICK
                                             -----------------------------
                                             Name:Rollin M. Dick
                                             Title:Executive Vice President


                                          CONSECO FINANCING TRUST I


                                        By: /s/STEPHEN C.HILBERT
                                            ------------------------------
                                            Name: Stephen C. Hilbert
                                            Title: Regular Trustee


                                        By: /s/ROLLIN M. DICK
                                            ------------------------------
                                            Name: Rollin M. Dick
                                            Title: Regular Trustee


                                        By: /s/LAWRENCE W. INLOW
                                            ------------------------------
                                            Name: Lawrence W. Inlow
                                            Title: Regular Trustee

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
DEAN WITTER REYNOLDS INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES
         CORPORATION
PAINEWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
SANDS BROTHERS & CO., LTD.

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                             INCORPORATED

By:/s/ JOHN P. TULLSEN, JR.
  ------------------------
Authorized Signatory:

For themselves and as the Representatives of the several Underwriters named in the Underwriting Agreement.

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